Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure for Third Party Investors March 2018

1	CitiFirst Offerings Brochure | March 2018

Introduction to CitiFirst Investments	3

CitiFirst Performance Investments

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index	4

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	6

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	8

Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index	10

Barrier Securities Based on Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust	12

Dual Directional Barrier Securities Based on the Shares of the SPDR® S&P 500® ETF Trust	14

Dual Directional Barrier Securities Based on the EURO STOXX 50® Index	16

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Valero Energy Corporation	18

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation	20

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc. and the Class A Common Stock of Alphabet Inc.	22

Market-Linked Notes Based on a Basket of Three Underliers	24

General Overview of Investments	26

Important Information for the Monthly Offerings	27

Overview of Key Benefits and Risks of CitiFirst Investments	28

Additional Considerations	29

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | March 2018 3 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection CitiFirst Performance CitiFirst Opportunity Full principal amount due Payment due at maturity may be less Payment due at maturity at maturity than the principal amount may be zero Investments provide for the full principal Investments provide for a payment due Investments provide for a payment at amount to be due at maturity, subject at maturity, subject to the credit risk maturity, subject to the credit risk of to the credit risk of the issuer, and are of the issuer, that may be less than the the issuer, that may be zero and are for investors who place a priority on the principal amount and in some cases may for investors who are willing to take preservation of principal while looking for be zero, and are for investors who are full market risk in return for either a way to potentially outperform cash or seeking the potential for current income leveraged principal appreciation at traditional fixed income investments and/or growth, in addition to partial or a predetermined rate or access to a contingent downside protection unique underlying strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | March 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Initial index level* Coupon barrier Knock-in level*** Underlying indices level** EURO STOXX 50® Index $ $ $ Russell 2000® Index $ $ $ *                The closing level of the applicable underlying index on the pricing date **    For each underlying index, 70% of its initial index level ***    For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 26, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be June 26, 2018, September 26, 2018, December 27, 2018, March 26, 2019, June 26, 2019 and September 26, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either underlying index or if certain market disruption events occur with respect to either underlying index Maturity date: Unless earlier redeemed, October    , 2019 (expected to be October 1, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.0625% to 2.5625% (approximately 8.25% to 10.25% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 5 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final index level of the worst performing underlying index is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption: If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in September 2018 and ending in June 2019 Final index level: For each underlying index, its closing level on the final valuation date Knock-in event: If, on any trading day during the observation period, the closing level of any underlying index is less than its knock-in level Observation period: The period from but excluding the pricing date to and including the final valuation date Index performance factor: For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying For any valuation date, the underlying index with the lowest index performance factor on that valuation index: date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CSR8 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | March 2018 Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index (ticker symbol: “SPX”) $ $ Russell 2000® Index (ticker symbol: “RTY”) $ $ *                For each underlying index, its closing level on the pricing date **    For each underlying index, 60% of its initial index level Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 26, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: March    , 2023 (expected to be March 27, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date: March    , 2023 (expected to be March 30, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than its initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than or equal to its initial index level but greater than or equal to its barrier level: $1,000 • If the final index level of the worst performing underlying index is less than its barrier level: $1,000 x the index performance factor of the worst performing underlying index If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final index level: For each underlying index, its closing level on the valuation date Index performance factor: For each underlying index, its final index level divided by its initial index level Index percent increase: For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level Worst performing underlying The underlying index with the lowest index performance factor on the valuation date index: Leveraged return amount: $1,000 x the index percent increase of the worst performing underlying index x the leverage factor Leverage factor: 400.00% to 450.00%. The actual leverage factor will be determined on the pricing date. Maximum return at maturity $600.00 per security (60.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,600.00 per security. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CSS6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 7 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 7 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 9 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | March 2018 Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index    Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 27, 2018) Issue date: April    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: March    , 2023 (expected to be March 27, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: March    , 2023 (expected to be March 30, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the barrier level: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase, subject to the maximum return at maturity • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level:    , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Fixed return amount: $420.00 per security (42.00% of the stated principal amount). You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level. Index performance factor: The final index level divided by the initial index level Index percent increase: The final index level minus the initial index level, divided by the initial index level Barrier level:    , 80.00% of the initial index level Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $700.00 to $800.00 per security (70.00% to 80.00% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CSN7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 11 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â–A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | March 2018 Barrier Securities Based on Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust (NYSE Arca symbol: “DIA”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 26, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information Valuation date: March    , 2022 (expected to be March 28, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: March    , 2022 (expected to be March 31, 2022) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than the initial share price: $1,000 + the upside return amount • If the final share price is less than or equal to the initial share price but greater than or equal to the barrier price: $1,000 • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $    , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Equity ratio:    , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Share percent increase: The final share price minus the initial share price, divided by the initial share price Upside return amount: $1,000 x the share percent increase x the upside participation rate Upside participation rate: 110.00% to 120.00%. The actual upside participation rate will be determined on the pricing date. Barrier price: $    , 80.00% of the initial share price Listing: The securities will not be listed on any securities exchange CUSIP: 17324XHU7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 13 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â– A holding period of approximately four years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | March 2018 Dual Directional Barrier Securities Based on the Shares of the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: “SPY”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 22, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: September    , 2021 (expected to be September 22, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: September    , 2021 (expected to be September 27, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than or equal to the initial share price: $1,000 + the upside return amount, subject to the maximum upside return • If the final share price is less than the initial share price but greater than or equal to the barrier price: $1,000 + the downside return amount • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) that are expected to be worth less than 72.50% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial share price: $    , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Upside return amount: $1,000 x the share percent change Downside return amount: $1,000 x the absolute value of the share percent change Equity ratio:    , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Share percent change: The final share price minus the initial share price, divided by the initial share price Barrier price: $    , 72.50% of the initial share price Maximum upside return: $220.00 to $240.00 per security (22.00% to 24.00% of the stated principal amount), to be determined on the pricing date. Listing: The securities will not be listed on any securities exchange CUSIP: 17324XFV7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 15 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â– A holding period of approximately 3.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | March 2018 Dual Directional Barrier Securities Based on the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 28, 2018) Issue date: April    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: September    , 2021 (expected to be September 28, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October    , 2021 (expected to be October 1, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the initial index level: $1,000 + the upside return amount • If the final index level is less than the initial index level but greater than or equal to the barrier level: $1,000 + the downside return amount • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $725.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial index level:    , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Upside return amount: $1,000 x the index percent change x the upside participation rate Upside participation rate: 120.00% to 130.00%. The actual upside participation rate will be determined on the pricing date. Downside return amount: $1,000 x the absolute value of the index percent change Index performance factor: The final index level divided by the initial index level Index percent change: The final index level minus the initial index level, divided by the initial index level Barrier level:    , 72.50% of the initial index level Listing: The securities will not be listed on any securities exchange CUSIP: 17324CSK3 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 17 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â–A holding period of approximately 3.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | March 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Valero Energy Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of NVIDIA Corporation (NASDAQ symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 14, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be June 14, 2018, September 14, 2018, December 14, 2018 and March 14, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: Unless earlier redeemed, March    , 2019 (expected to be March 19, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.25% (approximately 8.00% to 9.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. Automatic early redemption: If, on any potential redemption date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential redemption dates: Each quarterly valuation date beginning in June 2018 and ending in December 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold: • If the final share price is greater than or equal to the final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price is less than the final barrier price: a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date) If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 19 Initial share price: $    , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the final valuation date Coupon barrier price: $    , 80.00% of the initial share price Final barrier price: $    , 80.00% of the initial share price Equity ratio:    , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Listing: The securities will not be listed on any securities exchange CUSIP: 17324XLV0 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | March 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of NVIDIA Corporation (NASDAQ symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 14, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be June 14, 2018, September 14, 2018, December 14, 2018 and March 14, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: Unless earlier redeemed, March    , 2019 (expected to be March 19, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3.00% to 3.25% (approximately 12.00% to 13.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. Automatic early redemption: If, on any potential redemption date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential redemption dates: Each quarterly valuation date beginning in June 2018 and ending in December 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold: • If the final share price is greater than or equal to the final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price is less than the final barrier price: a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date) If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than 70.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 21 Initial share price: $    , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the final valuation date Coupon barrier price: $    , 70.00% of the initial share price Final barrier price: $    , 70.00% of the initial share price Equity ratio:    , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Listing: The securities will not be listed on any securities exchange CUSIP: 17324XHT0 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | March 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc. and the Class A Common Stock of Alphabet Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Initial share Coupon barrier Final barrier Equity Underlying shares price* price** price*** ratio**** Shares of Class A Common Stock of $ $ $ Facebook, Inc. Shares of Class A Common Stock of $ $ $ Alphabet Inc. *                The closing price of the applicable underlying shares on the pricing date **    For each of the underlying shares, 77.50% of the applicable initial share price ***    For each of the underlying shares, 77.50% of the applicable initial share price **** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events Stated principal amount: $1,000 per security Pricing date: March    , 2018 (expected to be March 15, 2018) Issue date: March    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be June 15, 2018, September 17, 2018, December 17, 2018 and March 15, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares Maturity date: Unless earlier redeemed, March    , 2019 (expected to be March 20, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.25% (approximately 8.00% to 9.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 23 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price: a fixed number of the worst performing underlying shares equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their closing price on the final valuation date) If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) expected to be worth less than 77.50% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Automatic early redemption: If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in June 2018 and ending in December 2018 Final share price: For each of the underlying shares, the applicable closing price on the final valuation date Share performance factor: For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price Worst performing underlying For any valuation date, the underlying shares with the lowest share performance factor on that valuation shares: date Listing: The securities will not be listed on any securities exchange CUSIP: 17324XLW8 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â–A holding period of approximately one year â– A risk-adjusted equity complement â–The possibility of losing a significant portion of the principal amount invested                â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | March 2018 Market-Linked Notes Based on a Basket of Three Underliers Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Basket: Weighting Initial Component Basket Component Value* S&P 500® Index (ticker symbol: “SPX”) 1/3 EURO STOXX 50® Index (ticker symbol: “SX5E”) 1/3 Nikkei 225 Index (ticker symbol: “NKY”) 1/3 * The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events Stated principal amount: $1,000 per note Pricing date: March    , 2018 (expected to be March 27, 2018) Issue date: April    , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: March    , 2021 (expected to be March 29, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity date: April    , 2021 (expected to be April 1, 2021) Payment at maturity • If the final basket level is greater than the initial basket level: $1,000 + ($1,000 x basket return percentage), subject to the maximum return at maturity • If the final basket level is less than or equal to the initial basket level: $1,000 x basket performance factor, subject to the minimum return at maturity If the final basket level depreciates from the initial basket level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Basket return percentage: (final basket level – initial basket level) / initial basket level Basket performance factor: final basket level / initial basket level Initial basket level: 100 Final basket level: 100 x [1 + (component return of SPX x 1/3) + (component return of SX5E x 1/3) + (component return of NKY x 1/3)] Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $350.00 and $400.00 per note (35.00% to 40.00% of the stated principal amount) (to be determined on the pricing date). The payment at maturity per note will not exceed $1,000.00 plus the maximum return at maturity. Minimum return at maturity: $900.00 per note (90.00% of the stated principal amount) Component return: For each basket component: (final component value – initial component value) / initial component value Final component value: For each basket component, the closing level of that basket component on the valuation date. Listing: The notes will not be listed on any securities exchange CUSIP: 17324CSX5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 25 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â–A holding period of approximately three years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested                â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | March 2018 General Overview of Investments    CitiFirst Protection Investments Investments Maturity Risk Profile* Return* Contingent Full principal If the underlying never crosses either an upside or downside threshold, the return on the Absolute Return 1-2 Years amount due at investment equals the absolute value of the return of the underlying. Otherwise, the return MLDs/Notes maturity equals zero Contingent Upside Full principal If the underlying crosses an upside threshold, the return on the investment equals an interest Participation 1-5 Years amount due at payment paid at maturity. Otherwise, the return equals the greater of the return of the MLDs/Notes maturity underlying and zero Full principal If the underlying ever crosses an upside threshold during a coupon period, the return for the Minimum Coupon 3-5 Years amount due at coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals Notes maturity the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Full principal The return on the investment equals the greater of the return of the underlying multiplied by Deposits & Safety First 3-7 Years amount due at a participation rate and zero; the maximum return is capped Trust Certificates maturity    CitiFirst Performance Investments Investments Maturity Risk Profile* Return* Payment at A fixed coupon is paid regardless of the performance of the underlying. If the underlying 6-13 maturity may never crosses a downside threshold, the return on the investment equals the coupons paid. ELKS® Months be less than the Otherwise, the return equals the sum of the coupons paid and the return of the underlying at principal amount maturity If the return of the underlying is positive at maturity, the return on the investment equals Payment at the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maturity may maximum return on the notes. If the return of the underlying is either zero or negative by Buffer Notes 1-5 Years be less than the an amount lesser than the buffer amount, the investor receives the stated principal amount. principal amount Otherwise, the return on the investment equals the return of the underlying plus the buffer amount If the underlying is equal to or greater than a threshold (such as its initial value) on any Payment at call date, the note is called and the return on the investment equals a fixed premium. If the maturity may CoBas/PACERSSM 1-5 Years be less than the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-principal amount wise, the return equals zero If the return of the underlying is positive at maturity, the return on the investment equals Payment at the return of the underlying multiplied by a participation rate (some versions are subject to a maturity may LASERSSM 1-5 Years be less than the maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the principal amount underlying, which will be negative. Otherwise, the return equals zero    CitiFirst Opportunity Investments Investments Maturity Risk Profile* Return* Payment at If the underlying is above its initial level at maturity, the return on the investment equals the Upturn Notes 1-2 Years maturity may be lesser of the return of the underlying multiplied by a participation rate and the maximum zero return on the notes. Otherwise, the return equals the return of the underlying Payment at If the underlying is equal to or above its initial level at maturity, the return on the investment Fixed Upside 1-2 Years maturity may be equals a predetermined fixed amount. Otherwise, the return equals the Return Notes zero return of the underlying Payment at The return on the investment equals the return of a unique index created by Citi Strategic Market 3-4 Years maturity may be Access Notes zero *All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | March 2018 27 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

28 CitiFirst Offerings Brochure | March 2018 Overview of Key Benefits and Risks of CitiFirst Investments Benefits due on these investments, including any of the underlying asset or index and, principal due at maturity and therefore therefore, the value of the investment. â– Investors can access investments linked to investors are subject to the credit risk of Further, any research, opinion or a variety of underlying assets or indices, the applicable issuer. recommendation expressed within such such as domestic and foreign indices, research reports may not be consistent exchange-traded funds, commodities, â–Secondary Market – There may be little with purchasing, holding or selling the foreign-exchange, interest rates, equities, or no secondary market for a particular investment. or a combination thereof. investment. If the applicable offering document(s) so specifies, the issuer may â–The United States Federal Income â– Structured investments can offer unique apply to list an investment on a securities Tax Consequences of Structured risk/return profiles to match investment exchange, but it is not possible to predict Investments are Uncertain – No objectives, such as the amount of whether any investment will meet the statutory, judicial or administrative    principal due at maturity, periodic income, listing requirements of that particular authority directly addresses the and enhanced returns. exchange, or if listed, whether any characterization of structured secondary market will exist. investments for U.S. federal income tax purposes. The tax treatment of a Risks â– Resale Value of a CitiFirst Structured structured investment may be very Investment May be Lower than Your different than that of its underlying â– The risks below are not intended to be Initial Investment – Due to, among other asset. As a result, significant aspects an exhaustive list of the risks associated things, the changes in the price of and of the U.S. federal income tax with a particular CitiFirst Structured dividend yield on the underlying asset, consequences and treatment of an Investment offering. Before you invest in interest rates, the earnings performance investment are not certain. The offering any CitiFirst Structured Investment you of the issuer of the underlying asset, document(s) for each structured should thoroughly review the particular the applicable issuer of the CitiFirst investment contains tax conclusions investment’s offering document(s) and Structured Investment’s perceived and discussions about the expected related material(s) for a comprehensive creditworthiness, the investment may U.S. federal income tax consequences description of the risks and considerations trade, if at all, at prices below its initial and treatment of the related structured associated with the particular investment. issue price and an investor could receive investment. However, no ruling is being substantially less than the amount of his/ requested from the Internal Revenue â– Potential for Loss her original investment upon any resale of Service with respect to any structured â– The terms of certain investments the investment. investment and no assurance can be provide that the full principal given that the Internal Revenue Service amount is due at maturity, subject â– Volatility of the Underlying Asset or will agree with the tax conclusions and to the applicable issuer’s credit Index – Depending on the investment, treatment expressed within the offering risk.    However, if an investor sells the amount you receive at maturity document(s) of a particular structured or redeems such investment prior to could depend on the price or value of investment. Citigroup Inc., its affiliates, maturity, the investor may receive the underlying asset or index during the and employees do not provide tax or an amount less than his/her original term of the trade as well as where the legal advice. Investors should consult investment. price or value of the underlying asset or with their own professional advisor(s) â– The terms of certain investments index is at maturity; thus, the volatility on such matters before investing in any provide that the payment due at of the underlying asset or index, which structured investment. maturity could be significantly less is the term used to describe the size and than the full principal amount and, frequency of market fluctuations in the â–Fees and Conflicts – The issuer of for certain    investments, could be price or value of the underlying asset or a structured investment and its zero. In these cases, an investor may index, may result in an investor receiving affiliates may play a variety of roles receive an amount significantly less an amount less than he/she would in connection with the investment, than his/her original investment and otherwise receive. including    acting as calculation agent may receive nothing at maturity of and hedging the issuer’s obligations the investment. â– Potential for Lower Comparable Yield – under the investment. In performing The effective yield on any investment may these duties, the economic interests â– Appreciation May Be Limited – be less than that which would be payable of the affiliates of the issuer may    be Depending on the investment, an on a conventional fixed-rate debt security adverse to the interest of the investor. investor’s appreciation may be limited of the same issuer with comparable by a maximum amount payable or by the maturity. extent to which the return reflects the performance of the underlying asset or â– Affiliate Research Reports and index. Commentary – Affiliates of the particular issuer may publish research reports or â– Issuer Credit Risk – All payments on otherwise express opinions or provide CitiFirst Structured Investments are recommendations from time to time dependent on the applicable issuer’s or regarding the underlying asset or index guarantor’s ability to pay all amounts which may influence the price or value

CitiFirst Offerings Brochure | March 2018 29 Additional Considerations Please note that the information contained as, for example, an addition to bonus) based on been reviewed by any regulatory authority in in this brochure is current as of the date the purchase of structured investments by the Hong Kong. Investors are advised to exercise indicated and is not intended to be a complete Employee Benefit Plan. caution in relation to the offer. If Investors are description of the terms, risks and benefits in any doubt about any of the contents of this associated with any particular structured In June 2017, new DOL regulations became document, they should obtain independent investment. Therefore, all of the information applicable that revised the definition of professional advice. set forth herein is qualified in its entirety by fiduciary investment advice under ERISA. the more detailed information provided in the Information contained in this brochure or This offer is not being made in Hong Kong, offering documents(s) and related material for the applicable offering document(s) is not by means of any document, other than (1) to the respective structured investment. intended to be fiduciary investment advice. persons whose ordinary business it is to buy or The fiduciary of the Employee Benefit Plan sell shares or debentures (whether as principal The structured investments discussed within making the decision on behalf of the Employee or agent); (2) to “professional investors” within this brochure are not suitable for all investors. Benefit Plan to purchase the structured the meaning of the Securities and Futures Prospective investors should evaluate their investments (the “Plan Fiduciary”) will be Ordinance (Cap. 571) of Hong Kong (the “SFO”) financial objectives and tolerance for risk prior deemed to represent and acknowledge and any rules made under the SFO; or (3) in to investing in any structured investment. that (a) the Plan Fiduciary is capable of other circumstances which do not result in the evaluating investment risks independently, document being a “prospectus” as defined in Tax Disclosure both in general and with respect to particular the Companies Ordinance (Cap. 32) of Hong transactions and investment strategies, Kong (the “CO”) or which do not constitute an Citigroup Inc., its affiliates and including the acquisition and continued offer to the public within the meaning of the employees do not provide tax or legal holding by the Employee Benefit Plan of the CO. advice. To the extent that this brochure structured investment; (b) the Plan Fiduciary is or any offering document(s) concerns a “fiduciary” with respect to the Benefit Plan There is no advertisement, invitation or Investor within the meaning of Section 3(21) document relating to structured investments, tax matters, it is not intended to be of ERISA, Section 4975 of the Code, or both, which is directed at, or the contents of which used and cannot be used by a taxpayer and is responsible for exercising independent are likely to be accessed or read by, the public for the purpose of avoiding penalties judgment in evaluating the Employee Benefit in Hong Kong (except if permitted to do so that may be imposed by law. Any such Plan’s acquisition, and continued holding, under the laws of Hong Kong) other than with taxpayer should seek advice based on of the structured investments; (c) the Plan respect to structured investments which are or the taxpayer’s particular circumstances Fiduciary acknowledges that no fee or other are intended to be disposed of only to persons from an independent tax advisor. compensation that may be paid to Citi or outside Hong Kong or only to the persons or in its affiliated entities is for the provision of the circumstances described in the preceding ERISA and IRA Purchase Considerations investment advice regarding the decision of paragraph. whether to invest or retain an investment Employee benefit plans subject to ERISA, in structured investments; (d) Citi and its WARNING TO INVESTORS IN SINGAPORE governmental or other plans subject to laws affiliates have a financial interest in the ONLY: This document has not been registered substantially similar to ERISA, retirement Employee Benefit Plan’s investment in the as a prospectus with the Monetary Authority accounts (including Keogh, SEP and SIMPLE structured investments, as disclosed in the of Singapore under the Securities and Futures plans, individual retirement accounts and applicable offering document(s); and (e) Act, Chapter 289 of the Singapore Statutes individual retirement annuities) and entities none of Citi or its affiliates is undertaking to (the Securities and Futures Act). Accordingly, the assets of which are deemed to constitute provide impartial investment advice or to give neither this document nor any other document the assets of such plans (each an “Employee investment advice in a fiduciary capacity, and or material in connection with the offer or sale, Benefit Plan”) are permitted to purchase has not given and will not give investment or invitation for subscription or purchase, of structured investments as long as (A) no Citi advice or otherwise made or will make a the structured investments may be circulated affiliate or employee is a fiduciary to such recommendation, in connection with the or distributed, nor may the structured Employee Benefit Plan that has or exercises Employee Benefit Plan’s initial or continued investments be offered or sold, or be made any discretionary authority or control investment in the structured investments. the subject of an invitation for subscription with respect to the assets of such plan or or purchase, whether directly or indirectly, retirement account used to purchase the You should refer to the section “ERISA to the public or any member of the public in structured investments or renders investment Matters” in the applicable offering Singapore other than in circumstances where advice with respect to those assets and (B) document(s) for more information. the registration of a prospectus is not required the Employee Benefit Plan’s acquisition and and thus only (1) to an institutional investor or holding of the structured investment is not Distribution Limitations and Considerations other person falling within section 274 of the prohibited by any such provisions or laws or is Securities and Futures Act, (2) to a relevant exempt from any such prohibition. This document may not be distributed in any person (as defined in section 275 of the jurisdiction where it is unlawful to do so. The Securities and Futures Act) or to any person However, individual retirement accounts, investments described in this document may pursuant to section 275(1A) of the Securities individual retirement annuities and Keogh not be marketed, or sold or be available for and Futures Act and in accordance with the plans, as well as Employee Benefit Plans that offer or sale in any jurisdiction outside of the conditions specified in section 275 of that Act, permit participants to direct the investment U.S., unless permitted under applicable law and or (3) pursuant to, and in accordance with the of their accounts, will not be permitted to in accordance with the offering documents and conditions of, any other applicable provision purchase or hold the structured investments if related materials. In particular: of the Securities and Futures Act. No person the account, plan or annuity is for the benefit receiving a copy of this document may treat of an employee of Citi or a family member and WARNING TO INVESTORS IN HONG KONG the same as constituting any invitation to the employee receives any compensation (such ONLY: The contents of this document have not him/her, unless in the relevant territory such

30 CitiFirst Offerings Brochure | March 2018 an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or    (iii) the transfer is by operation of law. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | March 2018 31 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

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